SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

CORAUTUS GENETICS INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 Fifth Street, NW Suite 700 Atlanta, Georgia 30308
(Address of principal executive offices, including zip code)

(404) 526-6200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On August 17, 2006, Corautus Genetics Inc. entered into agreements with two service providers, Tamas Bartfai, Ph.D. and Glen Daugherty, whereunder the individuals will provide certain scientific services to Corautus.  As a material inducement for such engagements, Corautus granted to Tamas Bartfai, Ph.D. a warrant to purchase 200,000 shares of Corautus common stock and $10,000, and granted to Glen Daugherty a warrant to purchase 75,000 shares of Corautus common stock.  The warrants will vest and cash will be paid only upon the occurrence of certain events.  The warrants have an exercise price of $0.67 per share (the market closing price of Corautus common stock on the date of grant) and have a term of five years from issuance.  The warrants were issued privately pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC.
(Registrant)

Date: August 23, 2006	/s/ Jack W. Callicutt

Jack W. Callicutt
Vice President- Finance and Administration and Chief Accounting Officer